Exhibit 99


                                AUSTIN M. O'TOOLE
                               2200 Willowick Road
                              Houston, Texas 77027


                                  March 2, 2005


To: The Board of Directors, SiriCOMM, Inc.

Gentlemen:

         I hereby submit my resignation as a member of the Board of Directors and Audit Committee of SiriCOMM, Inc., effective immediately.

         I do so with regret, but I believe that it is necessary for me to perform my legal and mediation practice on a more focused and consistent basis.

         I have observed that you have a group of dedicated and hard working directors and employees which of course is the key ingredient to the success of any organization. I sincerely hope that success (no matter how you measure it) is in the foreseeable future and that each of you will significantly realize the fruits of your labors.

                                                        Sincerely,

                                                        /s/ Austin M. O'Toole

                                                        Austin M. O'Toole